Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Gulf Coast Express Pipeline, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221419, 333-219927 and 333-182642) and Form S-8 (No. 333-142271 and 333-211905) of DCP Midstream, LP of our report dated March 16, 2020, relating to the financial statements of Gulf Coast Express Pipeline, LLC, which appears in this Amendment No. 2 to the Annual Report on Form 10-K of DCP Midstream, LP.

/s/ BDO USA, LLP

Houston, Texas
March 27, 2020